Axos Bank Closes Nationwide Bank Deposit Acquisition

Adds Approximately 80,000 Accounts with $2.4 billion of Deposits

SAN DIEGO, CA - (BUSINESSWIRE) - November 19, 2018 - Axos Bank (“Axos” or the “Bank”), the banking subsidiary of Axos Financial, Inc. (NYSE: AX), announced that it closed the deposit assumption agreement (“Agreement”) with Nationwide Bank (“Nationwide”) on November 16, 2018. Pursuant to the Agreement announced on August 4, 2018, Axos Bank has acquired approximately $2.4 billion in deposits from Nationwide Bank, including $0.7 billion in checking, savings and money market accounts and $1.7 billion in time deposit accounts. Axos received cash equal to the book value of the deposit liabilities, less the purchase price premium of approximately $14 million.

“We are pleased to announce the successful conversion of Nationwide Bank’s 80,000 deposit accounts to Axos,” said Greg Garrabrants, President and Chief Executive Officer of Axos Financial, Inc. "We look forward to offering a comprehensive suite of banking products and services to our newly acquired customers and adding new households through our recently announced joint marketing agreement. The $2.4 billion of acquired deposits increases the Bank’s borrowing capacity and reduces our interest costs starting in the quarter ending December 31, 2018.”

About Nationwide

Nationwide, a Fortune 100 company based in Columbus, Ohio, is one of the largest and strongest diversified insurance and financial services organizations in the U.S. and is rated A+ by both A.M. Best and Standard & Poor’s. The company provides a full range of insurance and financial services, including auto, commercial, homeowners, farm and life insurance; public and private sector retirement plans, annuities and mutual funds; excess & surplus, specialty and surety; pet, motorcycle and boat insurance. For more information, visit www.nationwide.com.

About Axos Financial, Inc. and Axos Bank

Axos Financial, Inc. is the holding company for Axos Bank, a nationwide bank that provides consumer and business banking products through its low-cost distribution channels and affinity partners. With nearly $10 billion in assets, Axos Bank provides financing for single and multifamily residential properties, small-to-medium size businesses in target sectors, and selected specialty finance receivables. Axos Financial, Inc.’s common stock is listed on the NYSE under the symbol “AX” and is a component of the Russell 2000® Index and the S&P SmallCap 600® Index. For more information about Axos Bank, please visit https://www.axosbank.com.

Forward-Looking Safe Harbor Statement

This press release contains forward-looking statements that involve risks and uncertainties, including without limitation statements relating to the projections of Axos Bank and Axos Financial’s performance and ability to replace higher cost funding sources, reduce interest costs, and provide co-branded banking products and services. These forward-looking statements are made on the basis of the views and assumptions of management regarding future events and performance as of the date of this press release. Actual results and the timing of events could differ materially from those expressed or implied in such forward-looking statements as a result of risks and uncertainties, including without limitation changes in interest rates, inflation, government regulation, general economic conditions, conditions in the real estate markets in which we operate and other factors beyond our control. These and other risks and uncertainties detailed in Axos Financial’s periodic reports filed with the Securities and Exchange Commission could cause actual results to differ materially from those expressed or implied in any forward-looking statements. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this press release. All forward-looking statements are qualified in their entirety by this cautionary statement, and Axos Financial undertakes no obligation to revise or update any forward-looking statements to reflect events or circumstances after the date of this press release.

Contact:

Johnny Lai, CFA
VP, Corporate Development and Investor Relations Axos Financial, Inc.
Phone: 1-858-649-2218
Email: jlai@axosfinancial.com